TRW

1st Quarter 2002 Earnings Release Conference Call Presentation

April 17, 2002

Today's Discussion

- Meet/exceed commitments … Raise '02 EPS guidance to \$3.55 - \$3.60 (from \$3.30)
- Accelerate deleveraging initiatives through asset sales … sell Aeronautical Systems
- Spin-Off Automotive into independent, publicly-traded company



Create "pure play" businesses positioned to deliver superior growth and returns as independent companies
Enhance shareholder value
Capture value against best-in-class industry benchmarks
Capitalize each company to optimize strategic and financial flexibility

First Quarter 2002 Overview

- Beginning to reap benefits from 2001 operational initiatives
- Focused on meeting/exceeding commitments
- 20% + growth in earnings; significant improvement in first quarter cash flow
- Business outlook improving for all segments
- Increasing earnings guidance for 2002
- Making progress on deleveraging and separation plans (Value Enhancement Plan)

Great First Quarter; Improving Outlook for Full Year; Executing Separation Plan

First Quarter 2002 Sales

- Total TRW
  - Down only 2% despite weak commercial markets
- Defense businesses
  - Sales stable; new and ongoing program sales offset discontinued programs
  - Budget appropriations and new program delays impacted first quarter; solid growth during remainder of year
- Automotive
  - Sales essentially unchanged at $2.6 billion
  - North American sales up over $100 million; Europe down
- Aeronautical Systems
  - Softer market reduced sales $33 million
  - Industry trends improving

First Quarter Sales Essentially Flat;
Outlook Improving Across All Businesses

Reconciliation of Q1 EPS to Prior Year

EPS* - Q1 2001	**$0.59**		
Defense business	**0.02**	+	Improved program performance
		–	Slower sales growth … timing
Automotive	**0.00**	+	Productivity, North American vehicle build
		–	Weak Europe, pricing pressure
Aeronautical Systems	**(0.07)**	–	Adverse sales volume and mix
		–	Product development spending … timing
		+	Restructuring on track
Financing Costs	**0.12**	+	Lower net debt and interest rates
Corporate / Other	**0.05**	+	Lower corporate expense
		–	Lower pension income
EPS* - Q1 2002	**$0.71**		

* Before unusual and extraordinary items and adjusted to reflect FAS 142

Revised 2002 Guidance

Segments	Business Outlook	Revised Guidance (vs. Previous Guidance) Sales	Profit
Automotive	■ NA production improving; estimated 15.5m vehicles vs 15.0m in January	Up 2-3%	Up 5%
Systems Space & Electronics	■ Defense budget improving, some delay in award timing	No Change	
Aeronautical	■ Market conditions showing early signs of improvement		
Financing, Corporate, Net Employee Benefits Income	■ Lower corporate expense and interest; higher pension	Net Expense Down 6-9%	

Revised EPS from $3.30 to $3.55 - $3.60

Today's Discussion

- Meet/exceed commitments … Raise '02 EPS guidance to \$3.55 - \$3.60 (from \$3.30)
- Accelerate deleveraging initiatives through asset sales … sell Aeronautical Systems
- Spin-Off Automotive into independent, publicly-traded company



Create "pure play" businesses positioned to deliver superior growth and returns as independent companies
Enhance shareholder value
Capture value against best-in-class industry benchmarks
Capitalize each company to optimize strategic and financial flexibility

Deleveraging Initiatives

Net Debt Reduction Initiatives


$9.4bn[1]
$6.4bn
$5.8bn[2]
$3.8-4.2bn[3]
Mar-99
2002A*
2001A
2002E

Deleveraging Opportunities

2002 Operating Cash Flow	$0.2 – 0.3 bn
Aeronautical Sale Non-Core Asset Sales Auto Equity	$1.7 – 2.2+bn
	$1.9 – 2.5+bn

Deleveraging Initiatives Reduce Debt to Level Allowing Separation Into Two Well-Capitalized Pure Play Companies

(1) Represents net debt post acquisition of LucasVarity.
(2) Represents net debt at 31-Dec-2001 of $5.5bn plus $0.3bn of accounts receivable securitization.
(3) 2002E net debt includes the effect of proceeds of $1.6 – 2.0bn of the deleveraging opportunities.
* Typographical error; should read "2000A".

Today's Discussion

- Meet/exceed commitments … Raise '02 EPS guidance to $3.55 - $3.60 (from $3.30)
- Accelerate deleveraging initiatives through asset sales … sell Aeronautical Systems
- Spin-Off Automotive into independent, publicly-traded company


Create "pure play" businesses positioned to deliver superior growth and returns as independent companies
Enhance shareholder value
Capture value against best-in-class industry benchmarks
Capitalize each company to optimize strategic and financial flexibility

Automotive Spin-Off

Action	Completed	2nd Quarter — 4th Quarter
Board Authorization of Separation Process	✓	
Finalize Audited Financials		
Tax Rulings		
SEC Registration		
Shareholder Approval		
Distribution of Automotive Stock		



On Track to Complete Spin-Off by Year-End

Separation Plan: Significant Value from Tax Planning

- High tax basis in LucasVarity business generates significant tax benefits
  - We anticipate minimal tax leakage on sale of Aeronautical Systems
  - Carry-back against prior capital gains (e.g. RFMD) resulting in cash refund
  - Partial offset of 2002 taxable income
- Spin-Off does not create an impediment to future strategic transactions

Tax Planning Unlocks Significant Value to TRW's Shareholders

Creating Two World-Class Pure Play Leaders

TRW Automotive

- ✓ Global diversified market leader
- ✓ #1 or #2 position in brakes, airbags and other key products
- ✓ Well positioned in fastest growing products and platforms
- ✓ Outlook for North American Automotive Production improving
- ✓ Poised to capture value against best-in-class industry benchmarks

TRW Systems, Space & Electronics (SS&E)

- ✓ World-class supplier of space, defense, communications and systems products
- ✓ Record backlogs
- ✓ Enabling U.S. Defense transformation
- ✓ Attractively positioned in the "sweet spot" of the highest growth segments of DoD budget (missile defense, homeland security, space systems, etc.)
- ✓ Indium Phosphide and commercial laser investments provide additional value

Positioned to Deliver Superior Growth and Returns As Independent Companies

TRW Response to Northrop Grumman

- Recommends that shareholders reject Northrop offer
- Continue to pursue shareholder Value Enhancement Plan
- Explore all strategic alternatives to enhance shareholder value

Northrop's $53 Offer is Financially Inadequate

Summary

- Great first quarter – exceeded commitments; increasing full year earnings guidance
- On track to execute shareholder Value Enhancement Plan including sale of Aeronautical Systems, Spin-Off of Automotive; and creation of two world-class pure play companies
- Recommend shareholders reject Northrop $53/share offer